EXHIBIT: 99.1

News	Investor Contacts:		Media Contact:
	Dennis C. Fabro	Andrew Joa	Paige Steers
	Senior Vice President,	Director,	Director,
	Investor Relations	Investor Relations	Public Relations
	(312) 798-6290	(312) 798-6295	(312) 798-6118
Trizec Reports Second Quarter 2006 Results
     CHICAGO, August 3, 2006 – Trizec Properties, Inc. (NYSE: TRZ) (the “Company”) today reported financial and operating results for the second quarter ended June 30, 2006.
     The Company reported funds from operations available to common stockholders (“FFO”) of $62.8 million, or $0.39 per diluted share/unit, for the second quarter of 2006, compared to $69.7 million, or $0.44 per diluted share, for the same period a year earlier.
     For the second quarter of 2006, net loss available to common stockholders, the generally accepted accounting principles (“GAAP”) measurement most directly comparable to FFO was $3.4 million, or $0.02 per diluted share. This compares to net income available to common stockholders of $45.2 million, or $0.29 per diluted share, for the second quarter of 2005 which included a $20.9 million, or $0.13 per diluted share, net gain on disposition of discontinued real estate. The attached financial information contains the reconciliation between net income available to common stockholders and FFO.
     The financial statements for the three and six months ended June 30, 2005 included in this release and the attached financial information have been restated to reflect the properties that the Company has reclassified as discontinued operations since July 1, 2005, in accordance with GAAP. Such reclassification, however, does not impact the net income available to common stockholders for the three and six months ended June 30, 2005 as previously reported.
     Second quarter 2006 total consolidated revenues from continuing operations were $214.1 million, compared to $178.7 million during the three months ended June 30, 2005. This increase was primarily due to the revenues from the office properties that the Company acquired subsequent to July 1, 2005.
     At June 30, 2006, occupancy was 88.1 percent based on the Company’s owned area, which includes its wholly-owned properties and its pro rata share of joint venture properties. Occupancy based on total area, which includes 100 percent of the Company’s consolidated properties and 100 percent of its unconsolidated joint venture properties, was 88.0 percent at June 30, 2006, with consolidated properties at 88.3 percent and unconsolidated joint venture properties at 87.1 percent.

Trizec Properties, Inc.	T: (312) 798-6000
10 South Riverside Plaza, Suite 1100	F: (312) 466-0185
Chicago, Illinois 60606	www.trz.com

Trizec Reports Second Quarter 2006 Results
     FFO for the first six months of 2006 totaled $128.7 million, or $0.80 per diluted share/unit, compared to $139.5 million, or $0.89 per diluted share, for the six months ended June 30, 2005.
     For the six months ended June 30, 2006, the Company reported net income available to common stockholders of $41.6 million, or $0.26 per diluted share. This compares to net income available to common stockholders of $70.5 million, or $0.45 per diluted share, for the first six months of 2005.
     Total revenues for the six months ended June 30, 2006 were $402.6 million, compared to $353.5 million during the same period last year. This increase was primarily due to the office properties that the Company acquired subsequent to April 1, 2005.
Proposed Merger with Affiliate of Brookfield Properties Corporation
     On June 5, 2006, Trizec announced a definitive merger and arrangement agreement with Brookfield Properties Corporation for Brookfield Properties to acquire both Trizec and Trizec Canada Inc. (TSX: TZC) in a transaction valued at $8.9 billion. Brookfield Properties is joined in the acquisition of Trizec by The Blackstone Group. Under the terms of the merger and arrangement agreement, Brookfield Properties will acquire all outstanding shares of common stock of Trizec that are not owned by Trizec Canada for $29.01 per share in cash plus an additional cash amount that represents a pro rata portion of the regular quarterly dividend payable on Trizec’s common stock and allocable to the quarter in which the proposed merger closes, and will acquire all outstanding subordinate voting shares and multiple voting shares of Trizec Canada for $30.97 (Cdn $34.09) per share in cash. The additional $1.96 cash consideration per Trizec Canada share reflects the value of Trizec Canada’s net assets other than its approximate 38 percent interest in Trizec. It is expected that the closing of the transaction will occur during the fourth quarter of 2006 and is contingent upon customary closing conditions and the approval of the stockholders of both Trizec and Trizec Canada. As a result of the proposed merger, Trizec is not providing earnings guidance and is not hosting a conference call to discuss its second quarter results.
     Consolidated financial information is attached. In addition, the Company has updated its quarterly supplemental financial and operating package, which can be found at Trizec’s Web site, www.trz.com.
Additional Information About the Merger and Where to Find It
     This communication is a result of the proposed merger transaction involving Trizec and affiliates of Brookfield Properties. In connection with the transaction, Trizec will file a proxy statement with the Securities and Exchange Commission. Stockholders are urged to read the

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Trizec Reports Second Quarter 2006 Results
proxy statement carefully and in its entirety when it becomes available because it will contain important information about the proposed transaction.
     The final proxy statement will be mailed to Trizec stockholders. In addition, the proxy statement and other documents will be available free of charge at the Securities and Exchange Commission’s Internet Web site, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained for free at Trizec’s Web site, www.trz.com, or by contacting Dennis Fabro, Senior Vice President, Investor Relations, telephone (312) 798-6000. Trizec and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding Trizec’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the Securities and Exchange Commission, and the proxy statement relating to the proposed transactions, when it becomes available.
     Trizec Properties, Inc., a real estate investment trust (“REIT”) headquartered in Chicago, is one of the largest owners and operators of commercial office properties in the United States. The Company has ownership interests in and manages a high-quality portfolio of 61 office properties totaling approximately 40 million square feet concentrated in the metropolitan areas of seven major U.S. markets. The Company trades on the New York Stock Exchange under the symbol TRZ. For more information, visit Trizec’s Web site at www.trz.com or call toll free at (800) 891-7017.
This release contains forward-looking statements, within the meaning of the federal securities laws, relating to our business and financial outlook which are based on our current expectations, beliefs, projections, forecasts, future plans and strategies, and anticipated events or trends. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. We intend these forward-looking statements, which are not guarantees of future performance and financial condition, to be covered by the safe harbor provisions for forward-looking statements contained in the federal securities laws. Forward-looking statements are not historical facts. Instead, such statements reflect estimates and assumptions and are subject to certain risks and uncertainties that are difficult to predict or anticipate. Therefore, actual outcomes and results may differ materially from those projected or anticipated in these forward-looking statements. You should not place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, without limitation, the risks described under “Item 1A. Risk Factors” in our 2005 Form 10-K, filed with the Securities and Exchange Commission on March 14, 2006 and our Form 10-Q for the three months ended March 31, 2006, filed with the Securities and Exchange Commission on May 5, 2006. These factors include, without limitation, the following: the satisfaction of the conditions to consummate the proposed mergers with Brookfield Properties Corporation, including our stockholders’ adoption of the merger agreement and Trizec Canada’s shareholders’ approval of the arrangement; the actual terms of certain financings that will be obtained for the mergers and the arrangement; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of the legal proceedings that have been or may be instituted against us or Trizec Canada following announcement of the mergers and the arrangement; the failure of the mergers or the arrangement to close for any other reason; the amount of the costs, fees, expenses and charges related to the mergers and the arrangement; changes in national and local economic conditions, including those

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Trizec Reports Second Quarter 2006 Results
economic conditions in our seven core markets; the extent, duration and strength of any economic recovery; our ability to maintain occupancy and to timely lease or re-lease office space; the extent of any tenant bankruptcies and insolvencies; our ability to sell our non-core office properties in a timely manner; our ability to acquire office properties selectively in our core markets; our ability to integrate and realize the full benefits from our acquisitions, including our acquisition of certain office properties and undeveloped land parcels that were formerly owned by Arden Realty, Inc; our ability to maintain REIT qualification and changes to U.S. tax laws that affect REITs; material increases in the amount of special dividends payable to affiliates of Trizec Canada Inc. on shares of our special voting stock as a result of increases in the applicable cross-border withholding tax rates; Canadian tax laws that affect treatment of investment in U.S. real estate companies; the competitive environment in which we operate; the cost and availability of debt and equity financing; the effect of any impairment charges associated with changes in market conditions; the sale or other disposition of shares of our common stock owned by Trizec Canada Inc.; our ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist acts; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

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Consolidated Balance Sheets (unaudited)

	June 30	December 31
$ in thousands, except per share amounts	2006	2005

Assets
Real estate	$6,038,888	$4,570,824
Less: accumulated depreciation	(713,014)	(673,443)

Real estate, net	5,325,874	3,897,381
Cash and cash equivalents	21,937	36,498
Escrows and restricted cash	69,081	70,004
Investment in unconsolidated real estate joint ventures	147,117	206,602
Office tenant receivables (net of allowance for doubtful accounts of $3,412 and $3,718 at June 30, 2006 and December 31, 2005, respectively)	11,275	13,087
Deferred rent receivables (net of allowance for doubtful accounts of $804 and $1,438 at June 30, 2006 and December 31, 2005, respectively)	150,213	139,135
Other receivables (net of allowance for doubtful accounts of $1,785 and $3,080 at June 30, 2006 and December 31, 2005, respectively)	7,591	7,384
Deferred charges (net of accumulated amortization of $79,075 and $82,365 at June 30, 2006 and December 31, 2005, respectively)	164,416	124,061
Prepaid expenses and other assets, net	340,422	216,098

Total Assets	$6,237,926	$4,710,250

Liabilities and Stockholders’ Equity

Liabilities
Mortgage debt and other loans	$3,228,166	$1,863,273
Unsecured credit facility	382,500	347,000
Trade, construction and tenant improvements payables	22,776	19,127
Accrued interest expense	10,228	5,697
Accrued operating expenses and property taxes	76,832	108,099
Other accrued liabilities	266,258	181,798
Dividends/distributions payable	32,531	32,329
Taxes payable	24,787	27,508

Total Liabilities	4,044,078	2,584,831

Commitments and Contingencies	—	—

Minority Interest – Operating Company	60,951	—

Minority Interest – Real Estate Joint Ventures	9,001	8,134

Special Voting and Class F Convertible Stock	200	200

Stockholders’ Equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, none issued and outstanding at June 30, 2006 and December 31, 2005, respectively	—	—
Common stock, 500,000,000 shares authorized, $0.01 par value, 157,453,690 and 156,478,409 issued at June 30, 2006 and December 31, 2005, respectively, and 157,388,162 and 156,419,864 outstanding at June 30, 2006 and December 31, 2005, respectively	1,575	1,565
Additional paid in capital	2,305,572	2,283,591
Accumulated deficit	(185,126)	(163,049)
Treasury stock, at cost, 65,528 and 58,545 shares at June 30, 2006 and December 31, 2005, respectively	(897)	(750)
Unearned compensation	—	(446)
Accumulated other comprehensive income (loss)	2,572	(3,826)

Total Stockholders’ Equity	2,123,696	2,117,085

Total Liabilities and Stockholders’ Equity	$6,237,926	$4,710,250

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Consolidated Statements of Operations (unaudited)

	For the three months ended		For the six months ended
	June 30		June 30
$ in thousands, except per share amounts	2006	2005	2006	2005

Revenues
Rentals	$150,512	$122,323	$280,056	$243,639
Recoveries from tenants	29,397	26,474	59,365	52,662
Parking and other	32,400	27,873	59,736	53,622
Fee income	1,799	1,983	3,394	3,593

Total Revenues	214,108	178,653	402,551	353,516

Expenses
Operating	72,477	59,057	138,395	118,290
Property taxes	24,489	22,258	47,850	44,534
General and administrative	12,012	10,007	21,286	19,015
Depreciation and amortization	60,752	40,820	107,889	79,429

Total Expenses	169,730	132,142	315,420	261,268

Operating lncome	44,378	46,511	87,131	92,248

Other lncome (Expense)
Interest and other income	2,158	2,050	3,235	3,247
Loss on early debt retirement	—	—	(312)	(14)
Recovery on insurance claims	—	—	113	—
Interest expense	(50,650)	(33,391)	(84,889)	(66,804)
Lawsuit settlement	417	—	417	760

Total Other Expense	(48,075)	(31,341)	(81,436)	(62,811)

(Loss) Income before Income Taxes, Minority Interest, Income from Unconsolidated Real Estate Joint Ventures, Discontinued Operations and Gain on Disposition of Real Estate, Net	(3,697)	15,170	5,695	29,437
(Provision) Benefit for income and other corporate taxes, net	(1,406)	2,737	(1,318)	2,316
Minority interest	(519)	(400)	(1,196)	(435)
Income from unconsolidated real estate joint ventures	2,595	4,504	5,529	8,577

(Loss) Income from Continuing Operations	(3,027)	22,011	8,710	39,895

Discontinued Operations
Income from discontinued operations	25	3,227	2,036	11,632
Gain on disposition of discontinued real estate, net	—	20,872	31,557	21,079

(Loss) Income Before Gain on Disposition of Real Estate, Net	(3,002)	46,110	42,303	72,606
Gain on disposition of real estate, net	—	256	—	256

Net (Loss) Income	(3,002)	46,366	42,303	72,862

Special voting and Class F convertible stockholders’ dividends	(359)	(1,175)	(731)	(2,384)

Net (Loss) Income Available to Common Stockholders	$(3,361)	$45,191	$41,572	$70,478

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Earnings Per Share Calculation (unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2006	2005	2006	2005

Earnings per common share
(Loss) Income from Continuing Operations Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$(0.02)	$0.14	$0.05	$0.25
Diluted	$(0.02)	$0.13	$0.05	$0.24

Net (Loss) Income Available to Common Stockholders per Weighted Average Common Share Outstanding:
Basic	$(0.02)	$0.29	$0.26	$0.46
Diluted	$(0.02)	$0.29	$0.26	$0.45

Weighted average shares outstanding
Basic	157,195,035	154,536,290	156,944,685	153,817,403
Diluted	157,195,035	156,745,758	161,436,298	155,961,321

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Earnings Per Share Calculation (unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
$ in thousands, except per share amounts	2006	2005	2006	2005

Computation of Basic Earnings per Share

(Loss) Income from continuing operations	$(3,027)	$22,011	$8,710	$39,895
Gain on disposition of real estate, net	—	256	—	256
Less: Special voting and Class F convertible stockholders’ dividends	(359)	(1,175)	(731)	(2,384)

(Loss) Income from Continuing Operations Available to Common Stockholders	(3,386)	21,092	7,979	37,767

Discontinued operations	25	24,099	33,593	32,711

Net (Loss) Income Available to Common Stockholders	$(3,361)	$45,191	$41,572	$70,478

Basic Earnings per Common Share
(Loss) Income from continuing operations available to common stockholders	$(0.02)	$0.14	$0.05	$0.25
Discontinued operations	—	0.16	0.21	0.21

Net (Loss) Income Available to Common Stockholders per Weighted Average Common Share Outstanding – Basic(1)	$(0.02)	$0.29	$0.26	$0.46

Weighted average shares outstanding

Basic	157,195,035	154,536,290	156,944,685	153,817,403

(1)	May not total the sum of the per share components due to rounding.

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Earnings Per Share Calculation (unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
$ in thousands, except per share amounts	2006	2005	2006	2005

Computation of Diluted Earnings per Share

(Loss) Income from continuing operations	$(3,027)	$22,011	$8,710	$39,895
Loss from continuing operations attributable to Operating Company units	—	—	(142)	—
Gain on disposition of real estate, net	—	256	—	256
Less: Special voting and Class F convertible stockholders’ dividends	(359)	(1,175)	(731)	(2,384)

(Loss) Income from Continuing Operations Available to Common Stockholders	(3,386)	21,092	7,837	37,767

Discontinued operations	25	24,099	33,593	32,711

Net (Loss) Income Available to Common Stockholders	$(3,361)	$45,191	$41,430	$70,478

Diluted Earnings per Common Share
(Loss) Income from continuing operations available to common stockholders	$(0.02)	$0.13	$0.05	$0.24
Discontinued operations	—	0.15	0.21	0.21

Net (Loss) Income Available to Common Stockholders per Weighted Average Common Share Outstanding – Diluted(1)	$(0.02)	$0.29	$0.26	$0.45

Weighted average shares outstanding

Basic	157,195,035	154,536,290	156,944,685	153,817,403
Dilutive effect of securities	—	2,209,468	4,491,613	2,143,918

Diluted	157,195,035	156,745,758	161,436,298	155,961,321

(1)	May not total the sum of the per share components due to rounding.

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Reconciliation of Funds from Operations
     Funds from operations is a non-GAAP financial measure. Funds from operations is defined by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, as net income, computed in accordance with accounting principles generally accepted in the United States, or GAAP, excluding gains or losses from sales of properties and cumulative effect of a change in accounting principle, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis.
     The Company believes that funds from operations is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, funds from operations can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review funds from operations, along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when trying to understand an equity REIT’s operating performance. As discussed above, the Company computes funds from operations in accordance with current standards established by NAREIT, which may not be comparable to funds from operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company does. While funds from operations is a relevant and widely used measure of operating performance of equity REITs, it does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of the Company’s financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions.
     The following tables set forth the reconciliation of the Company’s funds from operations to net (loss) income available to common stockholders, both on an aggregate and per share/unit basis, for the three and six months ended June 30, 2006 and 2005:

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Reconciliation of Funds from Operations (unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
$ in thousands	2006	2005	2006	2005

Net (loss) income available to common stockholders	$(3,361)	$45,191	$41,572	$70,478

Add/(deduct):
Gain on disposition of real estate, net	—	(256)	—	(256)
Gain on disposition of discontinued real estate, net	—	(20,872)	(31,557)	(21,079)
Loss attributable to Operating Company units	(142)	—	(142)	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	66,278	45,650	118,785	90,383

Funds from operations available to common stockholders/unitholders	$62,775	$69,713	$128,658	$139,526

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Reconciliation of Funds from Operations per Share/Unit, Basic (unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2006	2005	2006	2005
Net (loss) income available to common stockholders/unitholders	$(0.02)	$0.29	$0.26	$0.46

Add/(deduct):
Gain on disposition of real estate, net	—	—	—	—
Gain on disposition of discontinued real estate, net	—	(0.14)	(0.20)	(0.14)
Loss attributable to Operating Company units	—	—	—	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.42	0.30	0.75	0.59

Funds from operations available to common stockholders/unitholders per weighted average common share/unit outstanding – basic (1)	$0.40	$0.45	$0.82	$0.91

Weighted average shares/units outstanding – basic	158,842,510	154,536,290	157,772,974	153,817,403

(1)	Funds from operations available to common stockholders/unitholders per weighted average common share/unit outstanding- basic may not total the sum of the per share components in the reconciliation due to rounding.

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Reconciliation of Funds from Operations per Share/Unit, Diluted (unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2006	2005	2006	2005
Net (loss) income available to common stockholders	$(0.02)	$0.29	$0.26	$0.45

Add/(deduct):
Gain on disposition of real estate, net	—	—	—	—
Gain on disposition of discontinued real estate, net	—	(0.13)	(0.20)	(0.14)
Loss attributable to Operating Company units	—	—	—	—
Depreciation and amortization (real estate related) including share of unconsolidated real estate joint ventures and discontinued operations	0.41	0.29	0.74	0.58

Funds from operations available to common stockholders/unitholders per weighted average common share/unit outstanding – diluted (1)	$0.39	$0.44	$0.80	$0.89

Weighted average shares/units outstanding – diluted	162,587,553	156,745,758	161,436,298	155,961,321

(1)	Funds from operations available to common stockholders/unitholders per weighted average common share/unit outstanding- diluted may not total the sum of the per share components in the reconciliation due to rounding.

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